                                                                   EXHIBIT 10.27
                               AMENDMENT OF LEASE

         This Amendment of Lease ("Amendment") is made as of this 1st day of August, 1998, by and between GMT Corporation, a Minnesota corporation, whose address is 245 East Sixth Street, Saint Paul, Minnesota 55101 ("Landlord") and BMC Industries, Inc., a Minnesota corporation, whose address is 278 East Seventh Street, Saint Paul, Minnesota 55101 ("Tenant").

                                    RECITALS:

         WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement originally between Control Data Corporation and Buckbee-Mears Company dated November 20, 1978, as amended by various amendments and agreements (collectively "Lease"); and

         WHEREAS, Landlord and Tenant desire to amend the Lease upon the terms and conditions set forth below.

         NOW, THEREFORE, In consideration of the foregoing and other good and value consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. TERM. The term of the Lease for the entire Demised Premises (except for the "PS-3 Space" covered by the Amendment of Lease dated September 25, 1997) is hereby extended for 5 years through February 29, 2004. The parties agree that the PS-3 Space shall be governed by the Amendment of Lease dated September 25, 1997, and any amendment thereto.

         2. OPTION TO EXTEND. Provided Tenant is not in default under the Lease, Tenant shall have two (2) additional, consecutive five
                  (5) year options to extend the term of the Lease for the Demised Premises. In order to exercise said options, tenant shall notify Landlord in writing of Tenant's intent to so extend the term of the Lease at least one hundred eight (180) days prior to the expiration of the then current term of the Lease. For each option period there shall be an adjustment ("Adjustment") in the Basic Rental and the Tenant's annual share of "CAM Charges" as defined in Section 5 of the Amendment of Lease dated April 6, 1994, as said Adjustment is defined in Section 6 of said Amendment of Lease dated April 6, 1994; provided the "Base Price Index" shall be the Price Index last published prior to the end of the term then in effect.

         3. RENT. Basic Rental and Tenant's share of CAM Charges shall be as follows:
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
         SPACE             SQ. FT.       ANNUAL RENT/SQ. FT.        ANNUAL CAM/SQ. FT.
         -----             -------       -------------------        ------------------
         PS-B               17,377            $2.22                      $1.68
         FB                  9,640             2.83                       1.68
         R-5                29,115             3.88                        .31
         R-6                29,115             3.88                        .31
         PS-1                7,170             3.88                       1.68
         PS-2                2,664             3.88                       1.68
         S-228               1,782             3.88                       1.68
         S-500               8,752             3.88                       1.68
         PS-5B               1,078             2.22                       1.68
         PS-6                3,013             3.88                       1.68
         PS-601              2,586             3.88                       1.68

         4. Tenant shall have the right, with a 150-day notice to Landlord, to reduce the Demised premises in the Park Square Building as follows: on the 5th floor, by any or all of the 9,830 square feet; on the 6th floor, by any or all of the 5,599 square feet; and on the 2nd floor, by any or all of the 4,446 square feet. The reductions must occur in different calendar years, unless Landlord has already released the previously reduced premises. Each notice to reduce shall cover premises only on a single floor.

         5. Tenant shall have the right to lease additional space in the Building, if available, at the current rate Tenant is paying for similar space.

         6. Except as specifically provided herein, the terms and conditions of the Lease shall continue in full force and effect. In the event of any inconsistency between the terms of this Amendment and any other terms of the Lease, the provisions of this Amendment shall control.

         IN WITNESS WHEREOF, This Amendment has been executed as of the date set forth above.


LANDLORD:  GMT CORPORATION                      TENANT: BMC INDUSTRIES, INC.

By:  /s/ Henry Zaidan                           By:  /s/Benjamin A. Teno
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Its:  President                                 Its: VP/GM
    ---------------------------                     ---------------------------